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                                                          EXHIBIT 10.5


Parkside Plaza Office Lease between Maxine Chin and the Registrant dated April 1, 1991.
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                                     LEASE


This Lease is made this 1st day of April, 1991, by and between Maxine Chin ("Landlord"), an individual whose mailing address is 12300 S.W. 121st Avenue, Miami, Florida 33186 and Noven Pharmaceuticals, Inc. ("Tenant") whose mailing address is 13300 S.W. 128th Street, Miami, Florida 33186, as follows:

Premises:   Landlord, in consideration of the rents and covenants hereinafter contained does hereby lease to Tenant, on a month to month basis, the building space ("Leased Premises") having a street address at 13388 S.W. 128th Street, Miami, Florida 33186.

Term:   Commencing on the "Commencement Date" April 1, 1991 and ending 21 months thereafter; except that in the event the Commencement Date is a date other than the first day of calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date. The term of this Lease shall be 21 months from April 1, 1991 to December 31, 1992 with an additional three (3) two-year options to run consecutively with an annual increase in rent proportionate to such increase in the CPI Miami with April 1, 1991 as the basis with maximum increase of
_____________________________.

Rent:   Tenant shall pay rent to the Landlord starting with the commencement date of Lease or the date of occupancy, whichever first

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occurs for the use and occupancy of the Leased Premises at a rate of Six Hundred and Twenty-Four Dollars ($624.00) per month plus applicable sales tax, each installment being due on or before the first date of each month during the leased period, without notice or demand.

Use and Care of Premises:   Tenant shall use the Leased Premises as a warehouse
and for no other purpose without the prior written consent of Landlord. Tenant will not use or occupy the Leased Premises for any unlawful purpose and will comply with all present and future laws, ordinances, regulations and orders of all state and governmental units or agencies having jurisdiction over the Leased Premises. Tenant hereby agrees to abide by all of the rules and regulations as set forth by the Landlord attached hereto as Exhibit "A" and as may be from time to time modified in the sole discretion of the Landlord.

Tenant hereby accepts the Premises in "as is" condition and shall return the Premises upon termination of this Lease in a like manner, normal wear and tear excepted and broom clean. Any and all equipment or fixtures remaining at termination shall be considered the property of the Landlord.

Security Deposit:   Tenant, upon executing this Lease has deposited with
Landlord Six Hundred Dollars ($600.00) as security for Tenant's performance of this Lease. Such sum shall be held by Landlord without


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interest.  Should Tenant comply with all of the terms, covenants and conditions of this lease and promptly pay all of the rental and all other sums payable by Tenant herein as they fall due, the Security Deposit (less any sums incurred or expended by Landlord in cleaning and restoring the Demised Premises) shall be returned to Tenant at the end of the term.

Utilities and Services:   Tenant shall pay for all electricity, gas, telephone,
sewer, water and other utility services separately metered or chargeable to the Leased Premises. All utility services which are not separately metered or chargeable to the Leased Premises shall be paid by Landlord.

Insurance:   Landlord shall maintain fire and extended coverage insurance on the building and the Premises in such amounts as Landlord deems appropriate. Such insurance shall be maintained at the expense of Landlord. Tenant shall maintain, at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and in such additional amounts as are required to meet Tenant's obligations.

Tenant shall, at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the Premises, with the premium thereon fully paid on or before due date, issued by and


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binding upon an insurance company approved by Landlord.  Such insurance shall afford minimum protection of not less than $300,000.00 combined single limit coverage for bodily injury, property damage or any combination thereof. Landlord shall not be required to maintain insurance against theft within the Premises or the building.

Tenant shall, at Landlord's request provide Landlord with current certificates of insurance, which shall name as additional insureds Maxine Chin, an individual. All insurance purchased by Tenant shall contain a Waiver of Subrogation against Maxine Chin, an individual.

Default:   Tenant's non-compliance with any of the provisions set forth in this
Lease shall be considered a default. Landlord may pursue any and all legal remedies available to it to cure any default. Tenant agrees that should Landlord employ an attorney to present, enforce or defend Landlord's rights or remedies hereunder, the undersigned shall pay any and all attorney's fees and expenses incurred by Landlord in connection therewith.

Notices:   All notices or demands to be given by either party hereunder shall be in writing and addressed to the addressees first set forth above.

Governing Law:   This Lease shall be governed by the Laws of Florida.


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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


Signed, Sealed and Delivered                         "LANDLORD"
in the presence of:

/s/                                      By: /s/
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    Operations Manager                             As Its Landlord



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          Witness


                                              "TENANT"


/s/                                      By: /s/ Steven Sablotsky
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         Accountant                         As Its President 4-3-91


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